Exhibit  4.04

                            WTAA INTERNATIONAL, INC.
                              A FLORIDA CORPORATION
                            2001-5 STOCK OPTION PLAN


                                    ARTICLE I

                                 PURPOSE OF PLAN

     The 2001-5 Stock Option Plan (the "PLAN") of WTAA International, Inc. (the Company), adopted by the Board of Directors of the Company effective July 25, 2001 is intended to advance the best interests of the Company by providing employees and consultants of the Company or any Subsidiary who have substantial responsibility for the growth of the Company or any Subsidiary with additional incentives by allowing such employees or consultants to acquire an ownership interest in the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                   ARTICLE II

                                   DEFINITIONS

     For  purposes  of the Plan the following terms have the indicated meanings:

     "AUTHORIZATION DATE" has the meaning ascribed thereto in Section 5.8(a) hereof.

     "BOARD"  means  the  Board  of  Directors  of  the  Company.

"CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "COMMITTEE" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board will administer the Plan. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

     "COMMON STOCK" means the Common Stock, no par value per share, of WTAA, International, Inc., a Florida Corporation

     "ELECTION  NOTICE"  has the meaning ascribed thereto in Section 5.2 hereof.


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     "FAIR  MARKET  VALUE"  per share on any given date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the OTCBB Stock Market as of 4:00 p.m., New York time, or, if on any day such stock is not quoted on the OTCBB Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board based on such factors as the members thereof in the exercise of their business judgment, consider relevant.

     "OPTION SHARES" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant's grant, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

     "OPTIONS"  has  the  meaning  set  forth  in  Article  IV.

     "PARTICIPANT" means any employee of the Company or any Subsidiary who has been selected to participate in the Plan by the Committee or the Board.

     "PUBLIC OFFERING" means the sale, in one or more underwritten public offerings registered under the Securities Act, of shares of the Company's common stock.


     "SALE  NOTICE"  has  the meaning ascribed thereto In Section 5.9(a) hereof.

     "SALE OF THE COMPANY" means a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the assets of the Company or a sale of a majority of the outstanding voting securities of the Company effecting a change in control of the Company.

     "SECURITIES  ACT"  has  the  meaning  ascribed thereto in Article 1 hereof.


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     "SUBSIDIARY"  means  any subsidiary corporation (as such term is defined in
     Section  424(f)  of  the  Code)  of  the  Company.

     "TERMINATION DATE" has the meaning ascribed thereto in Section 5.7(a) hereof.

                                   ARTICLE III

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate



                                   ARTICLE IV

                         LIMITATION ON AGGREGATE SHARES

The number of shares of Common Stock with respect to which stock purchase options ("OPTIONS") may be granted under the Plan shall not exceed, in the aggregate, more than 20% of the issued capital of the Company , subject to adjustment in accordance with Section 6.4. To the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.


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                                     ARTICLE

                                     AWARDS

     5.1 GRANT OF OPTIONS. The Committee may grant Options to Participants from time to time in accordance with this Article V. Options granted under the Plan will be nonqualified stock options within the meaning of Section 422 of the Code or any successor provision, as specified by the Committee or the Board. The exercise price per share of Common Stock under each incentive stock option shall be fixed by the Committee or the Board at the time of grant of the Option and shall be not less than the par value per share (as adjusted pursuant to Section 6.4). Options shall be exercisable at such time or times as the Committee or the Board shall determine. The Committee or the Board shall determine the term of each Option, which term shall not exceed five years from the date of grant of the Option.

     5.2 EXERCISE PROCEDURE. Options shall be exercisable by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price. Payment of such exercise price may be made (i) in cash (including check, bank draft or money order),
     (ii) if approved by the Committee or the Board prior to exercise (in the case of an incentive stock option, if approved by the Committee or the Board in the grant), by delivery of a full recourse promissory note of the Participant bearing interest at a rate not less than the applicable federal rate determined pursuant to Section 1274 of the Code as of the date of purchase or exercise (a "NOTE"), (iii) in shares of Common Stock valued at their Fair Market Value as of the date of exercise as provided in Section
     5.3  below  or  (iv)  in  a  combination  of  the  foregoing.

     5.3 EXCHANGE OF PREVIOUSLY ACQUIRED STOCK. The Committee or the Board, in its discretion and subject to such conditions as the Committee or the Board may determine, may permit the option price for the shares being acquired upon the exercise of an Option to be paid, in full or in part, by the delivery to the Company of a number of shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the exercise price for the shares being acquired.

     5.4 WITHHOLDING TAX REQUIREMENTS. It shall be a condition of the exercise of any Option that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "WITHHOLDING AMOUNT")shall be determined by the Treasurer or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination. If the Company determines that withholding tax is


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     required  with respect to any Option exercise, the Company shall notify the
     Participant of the Withholding Amount, and the Participant shall pay to the Company an amount not less than. the Withholding Amount. In lieu of making such payment, the Participant may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate Fair Market Value as of the "measurement date" (as hereinafter defined) not less than the Withholding Amount or (ii) directing the Company to withhold (and not to deliver or issue to the Participant) a number of shares of Common Stock otherwise issuable upon the Option exercise having an aggregate Fair Market Value as of the measurement date not less than the Withholding Amount. In addition. if the Committee or the Board approves, a Participant may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Common Stock having an aggregate Fair Market Value in excess of the minimum Withholding Amount but not in excess of the Participant's applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by such Participant. Any fractional share interests resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this Section 5.4 shall be deposited in accordance with applicable law by the Company as withholding tax for the Participant's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option (because such Option is an incentive stock option or otherwise), but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company by means acceptable to the Company the amount required to be withheld; and at its election the Company may condition any transfer of shares issued upon exercise of an incentive stock option upon receipt of such payment. The term "measurement date" as used in this Section 5.4 shall mean the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

5.5 NOTIFICATION OF INQUIRIES AND AGREEMENTS. Each Participant and each permitted transferee shall notify the Company in writing within 10 days after the date such Participant or permitted transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder, (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form


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     W-2  to  such  Participant  by  the  Company,  or  (B)  if no such Form was received, any amount; and (iii) exercise, sells, disposes of, or otherwise transfers (other than to a permitted transferee) an Option acquired pursuant to this Plan. Upon request, a Participant or permitted transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

     5.6 CONDITIONS AND LIMITATIONS ON EXERCISE. At the discretion of the Committee or the Board, exercised at the time of grant, Options may be made exercisable, in one or more installments, upon (i) the happening of certain events, (ii) the passage of a specified period of time, (iii) the fulfillment of certain conditions or (iv) the achievement by the Company or any Subsidiary of certain performance goals. Unless the Committee or the Board specifies otherwise in the Option grant, each Option granted pursuant to this Plan will be immediately exercisable with respect to the Common Stock issuable upon exercise thereof. The shares of Common Stock purchasable or purchased upon exercise of any Option shall be subject to such vesting provisions as the Committee or the Board shall decide at the time that the Options are granted.

     5.7  EXPIRATION  OF  OPTIONS.

          (a) NORMAL EXPIRATION. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

          (b) EARLY EXPIRATION UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided by the Committee at the time of grant of such Options, upon termination for any reason of a Participant's employment by the Company and its Subsidiaries, all Options or portions thereof held by such Participant on the date of such termination shall expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year if termination is caused by the Participant's death or disability) following the date of such termination.

                                   ARTICLE VI

                               GENERAL PROVISIONS


     6.1 LISTING, REGISTRATION AND LEGAL COMPLIANCE. If at any time the Committee or the Board determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law


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     or  regulation,  or  the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee or the Board may at any time impose any limitations upon the Exercise of Options that, in the Committee's or the Board's discretion, are necessary or desirable in order to comply with such
     Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee or the Board may, in its discretion and without the Participant's consult, so reduce such period on not less than 15 days' written notice to the holders thereof

     6.2 OPTIONS NOT TRANSFERABLE. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or his or her legal guardian or legal representative). In the event of the death of a Participant, Options which are not vested and exercisable on the date of death shall terminate; exercise of Options granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options will pass by will or the laws of descent and distribution.

     6.3 ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options, adjust the number and type of shares as to which options may be granted under the Plan, the number and type of shares covered by outstanding Options, the exercise prices specified therein and over provisions of this Plan which specify a number of shares, all as such Board or Committee determines to be appropriate and equitable.

     6.4 RIGHTS OF PARTICIPANTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate


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     any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

     6.5 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as provided below. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

     6.6 AMENDMENT OF OUTSTANDING OPTIONS. The Committee or the Board may amend or modify any Option in any manner to the extent that the Committee or the Board would have had the authority under the Plan initially to grant such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

     6.7 INDEMNIFICATION. In addition to such other right of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee or Board member shall be entitled to the indemnification rights set forth in this Section 6.8 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any


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     such  action, suit or proceeding a Committee or Board member shall give the
     Company written notice thereof and an opportunity to handle and defend the same before such Committee or Board member undertakes to handle and defend it on his own behalf.

6.9 RESTRICTED SECURITIES. All Common Stock issued pursuant to the terms of this Plan shall constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.


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